Exhibit 3.1

EXHIBIT B to Federal Home Loan Bank Board Resolution No. 17,677, dated December 31, 1963.

ORGANIZATION CERTIFICATE

THE FEDERAL HOME LOAN BANK OF

SPOKANE

The undersigned directors of the Federal Home Loan Bank of Spokane, all of whom are citizens of the United States and bona fide residents of the district in which this Bank is located, having been appointed by the Federal Home Loan Bank Board:

NOW, THEREFORE, pursuant to the Act of Congress known as the Federal Home Loan Bank Act, approved July 22, 1932, as amended, this Organization Certificate is made and executed.

1. The title of this Bank shall be the FEDERAL HOME LOAN BANK OF SPOKANE.

2. The location of the principal office of this Bank shall be in the City of Spokane, State of Washington, or at such other city as the Federal Home Loan Bank Board may from time to time determine.

3. This Bank shall be established in the City of Spokane, State of Washington, in District Number 12, as defined by the Federal Home Loan Bank Board, or as may from time to time be adjusted or modified by said Board. Said District Number 12 as now defined is as follows:

The States of Alaska, Hawaii, Idaho, Montana, Oregon, Utah, Washington, and Wyoming, and Guam.

4. This Bank shall engage in the business authorized by said Act, and it shall exercise such powers as are permitted or prescribed by said Act, subject to the supervision of the Federal Home Loan Bank Board.

5. This Certificate is made for the purpose of carrying out the provisions of the Act aforesaid and such other Acts as may be passed by Congress amending or supplementing said Act, in so far as it or they may be applicable to the Federal Home Loan Bank of Spokane, and is subject to such changes or additions, not inconsistent with law, as the Federal Home Loan Bank Board may deem necessary or expedient and may from time to time direct.

6. This Bank shall have succession until dissolved by the Federal Home Loan Bank Board under the Federal Home Loan Bank Act, as amended, or by further Act of Congress.

IN WITNESS WHEREOF we, the directors aforesaid, have hereunto set our hands this                      day of                                                  , 1964.

Name	Name

Address	Address

Name	Name

Address	Address

Name	Name

Address	Address

Name	Name

Address	Address

Name	Name

Address	Address

Name	Name

Address	Address

I hereby certify that the foregoing certificate was filed with the Federal Home Loan Bank Board on the                      day of                                          1964.

Given under my hand this                      day of                                          1964.

Secretary